Execution Version

PARENT COMPANY GUARANTEE

THIS PARENT COMPANY GUARANTEE (the “Guarantee”) is made as of this 14th day of December, 2015 by U.S. Geothermal, Inc., an Idaho corporation (“Guarantor”), for the benefit of Raft River I Holdings, LLC, a Delaware limited liability company (“Raft River,” and collectively with Guarantor, the “Guarantee Parties”).

RECITALS

WHEREAS, Raft River and Guarantor are parties to the Amended and Restated Operating Agreement of Raft River Energy I LLC, dated as of August 9, 2006 and amended on November 7, 2006 (the “Operating Agreement,” and Raft River Energy I LLC, the “Company”);

WHEREAS, Guarantor desires to transfer 100% of its interest in the Company to a newly-formed, wholly-owned subsidiary, Idaho USG Holdings, LLC (“Idaho USG”) in order to facilitate obtaining certain financing;

WHEREAS, the Operating Agreement requires, among other things, Raft River’s consent to Guarantor’s transfer of its interest in the Company; and

WHEREAS, to induce Raft River to consent to the proposed transfer, Guarantor is willing to execute and deliver this Guarantee to Raft River for the purpose of guaranteeing the payment and performance of Idaho USG’s obligations under the Operating Agreement, as amended from time to time (the “Guaranteed Obligations”);

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby covenants as follows:

SECTION 1.     Definitions. Capitalized terms used in this Guarantee but not otherwise defined herein shall have the meanings provided for such terms in the Operating Agreement.

SECTION 2.     Guarantee. Subject to the terms and provisions hereof, Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Raft River, as a primary obligor and not merely as a surety, the timely payment and performance of the Guaranteed Obligations when and as required by the Operating Agreement. If Idaho USG fails to pay or perform any of the Guaranteed Obligations, Guarantor will pay or perform such Guaranteed Obligation, or cause such Guaranteed Obligation to be paid or performed, for Raft River’s benefit promptly upon Raft River’s demand therefor and without Raft River having to make prior demand on Idaho USG. All payments hereunder shall be made without reduction or offset, except to the extent of any defenses to payment or performance that Idaho USG may have under the Operating Agreement, other than defenses arising out of the occurrence of a bankruptcy proceeding with respect to Idaho USG, the power or authority of Idaho USG to enter into the Operating Agreement and to perform thereunder, and the lack of validity or enforceability of the Operating Agreement (the “Reserved Defenses”). Time shall be of the essence for the performance of the Guarantor’s obligations hereunder.

SECTION 3.     Continuing Guarantee. This Guarantee is, in all respects, an absolute, present, continuing and irrevocable guaranty of payment and performance, and not of collection, in full of all Guaranteed Obligations arising from time to time, and shall remain in full force and effect until the Guaranteed Obligations have been paid or performed in full without regard to:

(a)     the extension of time for payment or performance of any Guaranteed Obligation by written agreement of Raft River or the amendment, extension or renewal of the Operating Agreement by Idaho USG and Raft River, except that Guarantor shall have the benefit of any such extension, amendment or renewal to the same extent as Idaho USG (e.g., if Idaho USG’s time for payment of a Guaranteed Obligation is extended, Guarantor shall have no obligation under this Guarantee to make payment of such Obligation until such time as Idaho USG is required under the extension to make payment);

(b)     any delay or failure by Raft River to enforce or exercise, or any waiver by Raft River of, any right or remedy under the Operating Agreement; provided, however, that if Raft River's delay, failure, or waiver increases the amount of any Guaranteed Obligation (except as acknowledged and agreed by Idaho USG under the Operating Agreement) or delays or prevents Guarantor from timely performing any Guaranteed Obligation (provided that Guarantor diligently undertakes to perform it as and when required), Guarantor shall not be responsible for such increased amount or any adverse consequences of such delayed or failed performance;

(c)     any bankruptcy proceeding with respect to Idaho USG;

(d)     any merger, consolidation or other reorganization to which Idaho USG is a party, or any direct or indirect sale or disposition of Guarantor’s direct or indirect ownership interest in Idaho USG or any change in control of Idaho USG;

(e)     the existence of any collateral for the Guaranteed Obligations, including any acceptance by Raft River of any new or additional instrument, document, agreement, security or guarantee in connection with all or any part of the Guaranteed Obligations;

(f)     any incapacity or disability or lack or limitation of status or power of Idaho USG or that Idaho USG may not be a legal entity;

(g)     any change in the time, manner or place of payment or performance of or in any other term of, all or any of the Guaranteed Obligations or any other amendment, modification, extension, renewal or waiver of or any consent to or other acquiescence in the departure from the terms of the Operating Agreement, regardless of whether Guarantor receives notice thereof; provided, however, that the Guaranteed Obligations shall be deemed modified by any such change, amendment, modification, extension, renewal, waiver, consent or acquiescence;

(h)     any lack, with respect to Idaho USG, of genuineness, validity or enforceability of the Guaranteed Obligations;

(i)     any change in the name, constitution or capacity of Idaho USG;

(j)     any act or omission of Raft River that does not constitute the basis for a Reserved Defense;

(k)     any failure of Raft River to disclose to Guarantor any information relating to the financial condition, operations, properties or prospects of Idaho USG now or in the future known to Raft River (Guarantor waiving any duty on the part of each such person or entity to disclose such information);

(l)     any failure on the part of Idaho USG for any reason to comply with or perform any of the terms of any agreement with Guarantor;

(m)     the recovery of any judgment against any person or entity or any action to enforce the same; provided, however, that any amounts recovered from such other person or entity on account of the Guaranteed Obligations shall reduce Guarantor’s liability hereunder by the amount of such recovery;

(n)     the acceptance or receipt of the partial payment or performance of the Guaranteed Obligations (whether as a result of the exercise of any right, remedy, power or privilege or otherwise), except that Raft River agrees that such partial payment or performance satisfies the applicable Guaranteed Obligations to the extent of such partial payment or performance;

(o)     any failure, omission, or delay on the part of Raft River to enforce, assert or exercise any right, power or remedy conferred on it in this Guarantee, or any such failure, omission or delay on the part of Raft River in connection with any Guaranteed Obligation; provided, however, that if Raft River's delay, failure, or waiver increases the amount of any Guaranteed Obligation or delays or prevents Guarantor from timely performing any Guaranteed Obligation (provided that Guarantor diligently undertakes to perform it as and when required), Guarantor shall not be responsible for such increased amount or any adverse consequences of such delay or failure of performance;

(p)     any set-off, counterclaim, deduction, defense, abatement, suspension, deferment, diminution, recoupment, limitation or termination available with respect to any Guaranteed Obligation that does not constitute a Reserved Defense (whether by reason of invalidity, illegality or unenforceability thereof); provided, however, that if any set-off, counterclaim, deduction, defense, abatement, suspension, deferment, diminution, recoupment, limitation, or termination successfully pursued and/or obtained by Raft River reduces the amount of, or extends the time for performance of, any Guaranteed Obligations, Guarantor’s liability hereunder shall be reduced by such amount and/or Guarantor shall have the benefit of any such extension of time for performance;

(q)     any circumstances (other than those that could constitute a Reserved Defense) that might otherwise limit recourse by or against Guarantor or any other person or entity for any of the Guaranteed Obligations;

(r)     the existence, validity, enforceability, perfection or extent of any collateral securing the Guaranteed Obligations or any release, surrender, exchange, loss or impairment of any property transferred or assigned by any person or entity as collateral securing payment or performance of any obligation of Idaho USG or any other person or entity under the Operating Agreement; the failure of Idaho USG or any other person or entity to exercise reasonable care in the preservation, protection, sale or other treatment of any collateral or any other assets related to the Operating Agreement; or

(s)     any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of foreclosure, sale or other disposition of or other election or remedies with respect to, any collateral for all or any of the Guaranteed Obligations, even though such foreclosure, sale, disposition or election of remedies may impair the subrogation rights of Guarantor or may preclude Guarantor from obtaining reimbursement, contribution, indemnification or other recovery from Idaho USG, any other guarantor of any of the Guaranteed Obligations or any other person or entity, and even though Idaho USG may not, as a result of such foreclosure, sale, disposition or election of remedies, be liable for any deficiency; provided, however, that any application of collateral or proceeds thereof, and any foreclosure, sale, or other disposition of any collateral for all or any of the Guaranteed Obligations shall reduce Guarantor’s liability hereunder by the amount of such collateral or proceeds thereof so applied, and any foreclosure, sale, or other disposition of any collateral.

This Guarantee shall continue to be in full force and effect until, and the Guarantor’s liability hereunder shall not be discharged except by or upon, the payment in full and in cash or immediately available funds and the performance in full of all Guaranteed Obligations by Idaho USG or by Guarantor under this Guarantee.

There are no conditions precedent to the enforcement of this Guarantee. It shall not be necessary for Raft River, in order to enforce payment or performance by Guarantor under this Guarantee, to exercise or assert any of its rights, remedies or recourse against Idaho USG, any other guarantor, or any other person or entity. Raft River shall not be obligated to file any claim related to the Guaranteed Obligations in the event that Idaho USG becomes subject to a bankruptcy, insolvency or other proceeding, and the failure of Raft River so to file shall not affect Guarantor’s obligations hereunder. This Guarantee shall apply regardless of whether recovery of any Guaranteed Obligations may be discharged or uncollectible in any bankruptcy, insolvency or other similar proceeding. Guarantor covenants that its obligations hereunder will not be discharged except by payment (in full and in cash or immediately available funds) and the performance in full of all of the Guaranteed Obligations. Guarantor agrees that Raft River may resort to Guarantor for payment or performance of any of the Guaranteed Obligations, whether or not Raft River shall have resorted to any collateral security or shall have proceeded against any other obligor principally or secondarily obligated with respect to any of the Guaranteed Obligations.

SECTION 4.     Rescission. Guarantor further agrees that, if at any time all or any part of any payment to Raft River for any of the Guaranteed Obligations is or must be rescinded or returned by Raft River for any reason other than a Reserved Defense, such Guaranteed Obligations shall, for the purposes of this Guarantee, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such payment to Raft River, and this Guarantee shall continue to be effective or be reinstated, as the case may be, as to such Guaranteed Obligations, all as though such payment to Raft River had not been made.

SECTION 5.     Waiver of Certain Rights. To the fullest extent permitted by law, Guarantor agrees not to assert, and hereby waives for the benefit of Raft River:

(a)     all rights (whether by counter-claim, setoff or otherwise) and defenses (other than the Reserved Defenses), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be otherwise available to avoid payment or performance of its obligations under this Guarantee in accordance with the express provisions of this Guarantee;

(b)     notice of acceptance of this Guarantee, notice of the creation or existence of any of the Guaranteed Obligations, notice of any action by Raft River in reliance hereon or in connection herewith or of notice of any matters referred to in Section 3 hereof;

(c)     notice of any amendments, supplements or modifications to the Operating Agreement;

(d)     notice of any increase, reduction or rearrangement of Idaho USG’s obligations under the Operating Agreement or notice of any extension of time for the payment of any sums due and payable by Idaho USG or for the performance of any obligations by Idaho USG under the Operating Agreement; provided that Guarantor shall be entitled to the benefit of any such reduction, rearrangement or extension;

(e)     promptness, diligence, presentment, demand for payment, notice of dishonor or nonpayment, protest and notice of protest, notices under the Operating Agreement or any other notice of any other kind with respect to the Guaranteed Obligations, all notices that may be required by statute, rule of law or otherwise to preserve any of the rights of Raft River against Guarantor, and the filing of claims with a court in the event of the bankruptcy of Idaho USG; and

(f)     any requirement that suit be brought against, or any other action be taken by Raft River against, or any notice of default or other notice to be given to, or any demand be made on Idaho USG or any other person, or, except as set forth in this Guarantee, that any other action be taken or not taken as a condition to Guarantor’s liability for the Guaranteed Obligations under this Guarantee or as a condition to the enforcement of this Guarantee against Guarantor.

SECTION 6.     Representations and Warranties. Guarantor represents and warrants to Raft River that each of the following is true and correct as of the date of this Guarantee:

(a)     Guarantor is a corporation duly organized and existing in good standing under the laws of the State of Idaho and has requisite power to carry on its business as it is now being conducted;

(b)     Guarantor has the requisite power and authority to enter into and perform this Guarantee and all requisite action required by law, Guarantor’s certificate of incorporation, Guarantor’s bylaws or other governing documents to authorize the execution, delivery and performance of this Guarantee has been taken;

(c)     this Guarantee has been duly and validly executed and delivered by Guarantor and it constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws, presently or hereafter in effect, affecting the rights of creditors generally and the application of general principles of equity;

(d)     no authorizations, approvals and consents of, and no filings and registrations with, any governmental or regulatory authority or agency or any other party are necessary for the execution, delivery or performance by the Guarantor of this Guarantee or for the validity or enforcement thereof;

(e)     the Guarantor’s execution, delivery and performance of this Guarantee and compliance by it with any of the terms and provisions hereof (i) will not violate any governmental approval or law applicable to it or any of its property or assets, (ii) will not violate any provision of its corporate charter or bylaws or other governing documents and (iii) will not violate or constitute a default under any material agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, or result in the creation or imposition of any lien upon any of its property or assets;

(f)     the execution, delivery and performance by Guarantor of this Guarantee will not render Guarantor insolvent, nor is it being made in contemplation of Guarantor’s insolvency; and

(h)     there are no pending or, to Guarantor’s knowledge, threatened actions, suits or proceedings against the Guarantor before or by any court or administrative agency that, if adversely determined, would materially and adversely affect its ability to perform its obligations under this Guarantee.

SECTION 7.     Demands and Payment.

(a)     Raft River may make one or more demands from time to time for payment or performance hereunder. Each demand by Raft River for payment or performance hereunder shall be in writing, reference this Guarantee, reference the Guaranteed Obligations, be signed by a duly authorized officer of Raft River and be delivered to Guarantor pursuant to Section 9 hereof. There are no other requirements of notice, presentment or demand.

(b)     Any payment hereunder shall be made in US Dollars.

(c)     All payments whatsoever under this Guarantee will be made by Guarantor free and clear of, and without liability for withholding or deduction for or on account of, any present or future tax of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (a “Taxing Jurisdiction”), unless the withholding or deduction of such tax is compelled by law. If any deduction or withholding for any tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by Guarantor under this Guarantee, Guarantor will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon (and promptly give to Raft River acceptable evidence of that payment) and pay to Raft River such additional amounts as may be necessary in order that the net amounts paid to Raft River pursuant to the terms of this Guarantee after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to Raft River under the terms of this Guarantee before the assessment of such tax. Guarantor will indemnify Raft River for any taxes paid by Raft River in respect of any amount paid or payable by Guarantor hereunder. The provisions of this Section 7(c), as they pertain to taxes, shall survive the payment in full and in cash of the Guaranteed Obligations and the other obligations hereunder.

(d)     Guarantor shall reimburse Raft River for any reasonable out-of-pocket expenses incurred by Raft River in the enforcement of the obligations of Guarantor hereunder, such reimbursement to be paid promptly upon submission by Raft River to Guarantor of a written statement describing in reasonable detail the nature, purpose and amount of such expenses.

SECTION 8.     Cumulative Rights. The rights of Raft River under this Guarantee may be exercised as often as necessary and are cumulative and not exclusive of the rights, powers, privileges and/or remedies under the Operating Agreement. Except as to applicable statutes of limitation, no failure on the part of Raft River to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

SECTION 9.     Notices; English Language. Any notice, statement, demand, claim, offer or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the party giving such notice and shall be sent by hand messenger delivery, overnight courier service, or certified mail (receipt requested) to each other party at the address set forth below:

(i)	If to Guarantor, to it at:

U.S. Geothermal Inc.
390 East Parkcenter Blvd.
Suite 250
Boise, Idaho 83706
Phone No.: (208) 424-1027

(ii)	If to Raft River, to it at:

Raft River I Holdings, LLC
c/o The Goldman Sachs Group
200 West Street
New York, New York 10282
Attention: Charles Cognata
Telephone: (212) 902-1000

Each Guarantee Party shall have the right to change the place to which notices shall be sent or delivered or to specify one additional address to which copies of notices may be sent, in either case by similar notice sent or delivered in like manner to each other party. Without limiting any other means by which a Guarantee Party may be able to prove that a notice has been received by another party, all notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered during regular business hours; (ii) three Business Days after being deposited in the mail, postage prepaid, if mailed by first class certified mail, receipt requested; and (iii) on the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. In any case hereunder in which a Guarantee Party is required or permitted to respond to a notice from another Guarantee Party within a specified period, such period shall run from the date on which the notice was deemed duly given as above provided, and the response shall be considered to be timely given if given as above provided by the last day of the period provided for such response.

SECTION 10.     Severability. In case any provision in or obligation under this Guarantee is or becomes invalid or unenforceable, the remainder of this Guarantee shall be binding upon the Parties hereto and shall be enforceable to the extent permitted by law.

SECTION 11.     Governing Law. The laws of the State of Delaware shall govern the validity of this Guarantee, the construction of its terms, and the interpretation of the rights, obligations and duties of the Guarantee Parties hereunder, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

SECTION 12.     Binding. The terms of this Guarantee shall apply to, inure to the benefit of, and bind all parties hereto, their successors and assigns. Whenever used, the words “Guarantor” and “Raft River” shall all be deemed to include the respective successors and assigns of the undersigned as applicable.

 SECTION 13.     No Third-Party Beneficiary. This Guarantee is hereby made by Guarantor solely for the benefit of Raft River. All conditions of the obligations of Guarantor hereunder are imposed solely and exclusively for the benefit of Raft River and may be freely waived in whole or in part by Raft River at any time if Raft River, in its sole discretion, deems it advisable to do so, and no person other than Raft River shall have standing to require Guarantor to perform its obligations hereunder or to be a beneficiary of this Guarantee.

SECTION 14.     Amendment and Waiver. This Guarantee may be amended or modified only by a written instrument executed by the Guarantee Parties. No right of Raft River hereunder shall be waived other than by a written instrument executed by Raft River.

SECTION 15.     Miscellaneous.

(a)     Preparation of this Guarantee has been a joint effort of the Guarantee Parties and the resulting document shall not be construed more severely against one Guarantee Party than against the other Guarantee Party.

(b)     The captions contained in this Guarantee are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Guarantee or the intent of any provision contained herein. An email attachment or faxed copy of a signature page of this Guarantee shall have the same effect as an originally signed signature page.

(c)     This Guarantee may be executed in one or more counterparts, each of which shall constitute an original but all of which, taken together, shall constitute but one agreement.

(d)     The Guarantor shall, from time to time upon the request of Raft River, do or procure the doing of all such acts and execute or procure the execution of all such documents as may reasonably be necessary to evidence or confirm the due authorization and execution of this Guarantee by Guarantor and the legally binding nature and enforceability of this Guarantee with respect to and against Guarantor.

SECTION 16.     Termination. This Guarantee and the obligations of Guarantor hereunder shall terminate and be of no further force or effect upon the earliest of (a) the mutual agreement of Guarantor and Raft River and (b) the indefeasible payment in full and in cash or immediately available funds and the performance in full of all Guaranteed Obligations and all other obligations hereunder.

[Signature page follows]

IN WITNESS WHEREOF, Guarantor has duly executed this Guarantee as of the date first above written.

U.S. Geothermal, Inc.

By: __________________________
Name: Jonathan Zurkoff
Title: Treasurer

[Signature Page to Parent Company Guarantee]

Acknowledged and accepted by the undersigned as of the date first above written.

Raft River I Holdings, LLC

By: [signature]
Name: Pooja Goyal
Title: Director

[Acknowledgement of Parent Company Guarantee]